UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________
FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): September 28, 2011

CORE LABORATORIES N.V.
(Exact name of registrant as specified in its charter)
001-14273
(Commission File Number)

The Netherlands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Herengracht 424
1017 BZ Amsterdam
The Netherlands	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (31-20) 420-3191

Check the appropriate below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 Entry into Material Definitive Agreement
On September 28, 2011, Core Laboratories N.V. and Core Laboratories LP, entered into an Assignment, Assumption and Amendment to Credit Agreement related to their Fifth Amended and Restated Credit Agreement (henceforth referred to as the “Amended Credit Agreement”) with various financial institutions which are parties to the Amended Credit Agreement (collectively, the “Lenders”), and Bank of America, N.A. as administrative agent for the Lenders and as a letter of credit issuing bank.

The Amended Credit Agreement primarily includes the following changes:

•	Extends the maturity of the $300 million revolving credit facility to a five year period ending on September 28, 2016;

•	Reduces the pricing of any loans that may be outstanding at any time as well as lowering the commitment fees on the unused portion of the facility; and

•
Removes Core Laboratories LP as a borrower under the Amended Credit Agreement and replaces it with Core Laboratories (U.S.) Interests Holdings, Inc., as the U.S. borrower, and adds Core Laboratories Holding Inc as an additional subsidiary guarantor.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Amended Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On September 30, 2011, Core Laboratories N.V. (the “Company”) through its subsidiary, Core Laboratories (U.S.) Interests Holdings, Inc., (the “Issuer”) completed a private placement of $150 million in aggregate principal amount of the Issuer's Senior Notes with $75 million due 2021 (the “2021 Notes”) at an interest rate of 4.01% and $75 million due 2023 (the “2023” Notes) at an interest rate of 4.11%. The 2021 Notes and the 2023 Notes (collectively, the “Notes”) were issued in a private transaction and will not be subject to the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Notes are guaranteed by the Company and certain of its subsidiaries. The Company expects to use the net proceeds of the offering to reduce the Company's current balance under the existing credit facility.

The Notes will mature on September 30, 2021 and 2023 for the 2021 Notes and 2023 Notes, respectively, with interest payable semi-annually on March 30 and September 30 of each year, commencing March 30, 2012. The Notes are senior unsecured obligations and rank equal in right of payment to all of the Company's existing and future senior indebtedness; senior in right of payment to any future subordinated indebtedness; and effectively junior to the Company's future secured indebtedness, if any. The Notes are structurally subordinated to all existing and future indebtedness and all other obligations of its subsidiaries. The Company may redeem, at its option, all or part of the Notes at any time prior to September 30, 2021 and 2023 for the 2021 Notes and 2023 Notes, respectively, at the applicable make-whole redemption prices plus accrued and unpaid interest to the date of redemption. The terms of the Notes are governed by a Note Purchase Agreement dated as of September 30, 2011 (the “Agreement”), between the Company and purchasers of the 2021 and 2023 Notes.  The Agreement contains certain covenants, including limitations on liens and asset sales. The Agreement also requires the Company to maintain certain financial covenants including:

•	To maintain a Coverage Ratio (as defined in the Agreement) of at least 2.00 to 1.00;

•	To not exceed a Leverage Ratio (as defined in the Agreement) of 3.50 to 1.00; and

•	To not allow Priority Indebtedness (as defined in the Agreement) to exceed 15% of Consolidated Total Assets (as defined in the Agreement).

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits
                (c)    Exhibits

10.1
Assignment, Assumption and Amendment to Credit Agreement related to the Fifth Amended and Restated Credit Agreement, dated as of September 28, 2011, among Core Laboratories N.V., Core Laboratories LP, Core Laboratories (U.S.) Interests Holdings, Inc. and the lenders party thereto and Bank of America, N.A., as administrative agent.

10.2	Master Note Purchase Agreement, dated as of September 30, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Core Laboratories N.V.

Dated: September 30, 2011	By	/s/ Richard L. Bergmark
Richard L. Bergmark
Chief Financial Officer

CORE LABORATORIES N.V.
EXHIBIT INDEX TO FORM 8-K

EXHIBIT NO.	ITEM

10.1
Assignment, Assumption and Amendment to Credit Agreement related to the Fifth Amended and Restated Credit Agreement, dated as of September 28, 2011, among Core Laboratories N.V., Core Laboratories LP, Core Laboratories (U.S.) Interests Holdings, Inc. and the lenders party thereto and Bank of America, N.A., as administrative agent.

10.2	Master Note Purchase Agreement, dated as of September 30, 2011.